UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 4, 2008

RALCORP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Missouri	1-12619	43-1766315
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Market Street, Suite 2900 Saint Louis, MO	63101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	314-877-7000

___________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into Material Definitive Agreement

On November 15, 2007, Ralcorp Holdings, Inc. (“Ralcorp”), Ralcorp Mailman LLC, a wholly owned subsidiary of Ralcorp (“Ralcorp Mailman”), Kraft Foods Inc. (“Kraft”) and Cable Holdco, Inc., an indirect wholly owned subsidiary of Kraft (“Splitco”), entered into a definitive RMT Transaction Agreement (the “Transaction Agreement”) pursuant to which Ralcorp agreed to acquire Kraft’s Post cereals business.  To facilitate the acquisition, Kraft contributed the Post cereals business to Splitco and then split off Splitco to Kraft’s shareholders by way of an exchange offer (the “Distribution”).  Immediately following the Distribution, Splitco merged with and into Ralcorp Mailman (the “Merger”) and Ralcorp Mailman merged with and into Ralcorp.  On August 4, 2008 (the “Closing Date”), Ralcorp completed the transactions contemplated by the Transaction Agreement and acquired the Post cereals business from Kraft.  Ralcorp’s Registration Statement on Form S-4 as amended (Registration No. 333-150222), which was declared effective by the U.S. Securities and Exchange Commission on June 25, 2008 (the "Registration Statement"), sets forth certain additional information regarding the Merger, the Post cereals business and the intended operations of the combined company created as a result of the Merger.

Indenture

On August 4, 2008, Splitco entered into an indenture (the “Indenture”) with Deutsche Bank Trust Company Americas, as trustee, under which Splitco issued (i) $577,500,000 aggregate principal amount of its 7.29% Senior Notes due 2018 (the “2018 Fixed Rate Notes”), (ii) $20,000,000 aggregate principal amount of its Floating Rate Notes (the “Floating Rate Notes), (iii) $67,000,000 aggregate principal amount of its Senior Notes due 2020 (the “2020 Fixed Rate Notes,” and together with the 2018 Fixed Rate Notes and the Floating Rate Notes, the “Notes”).  The Notes were sold in private placement transactions, have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration or an applicable exemption from registration requirements.

Upon the Merger, Ralcorp Mailman executed a supplemental indenture to the Indenture (the “First Supplemental Indenture”), pursuant to which, Ralcorp Mailman assumed the due and punctual payment of the principal of (and premium, if any) and interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions of the Indenture on the part of Splitco to be performed or observed thereunder.  Upon the merger of Ralcorp Mailman with and into Ralcorp (as discussed above), Ralcorp executed a supplemental indenture to the Indenture (the “Second Supplemental Indenture”), pursuant to which, Ralcorp assumed the due and punctual payment of the principal of (and premium, if any) and interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions of the Indenture on the part of Ralcorp to be performed or observed thereunder.

Ralcorp did not receive any of the net proceeds from the sale of the Notes.

All existing and future material subsidiaries of Ralcorp which are guarantors of Ralcorp’s credit agreements or other indebtedness will unconditionally guarantee payment of the Notes for so long as they remain guarantors under such other indebtedness.

The Notes will bear interest at a rate of 7.29% per annum in the case of the 2018 Fixed Rate Notes, at a floating rate equal to LIBOR plus 2.54%, reset quarterly, in the case of the Floating Rate Notes, and at a rate of 7.39% per annum in the case of the 2020 Fixed Rate Notes.  Interest will accrue from the date of issuance of the Notes.  The interest rate on all of the Notes is subject to increase if Ralcorp’s leverage ratio (as defined in the Indenture) exceeds 3.5 to 1.

The 2018 Fixed Rate Notes and the Floating Rate Notes will mature on August 15, 2018.  The 2020 Fixed Rate Notes will mature on August 15, 2020.  Interest on the 2018 Fixed Rate Notes and the 2020 Fixed Notes is payable on February 15 and August 15 of each year, beginning on February 15, 2009.  Interest on the Floating Rate Notes is payable on February 15, May 15, August 15 and November 15 of each year, beginning on November 15, 2008.

                Ralcorp will have the right to redeem the 2018 Fixed Rate Notes and the 2020 Fixed Rate Notes (collectively, the “Fixed Rate Notes”), in an amount not less than 10% of the aggregate principal amount of the Fixed Rate Notes then outstanding, in whole or in part, at any time and from time to time on or after August 15, 2013 at a redemption price equal to 100% of the principal amount of such Fixed Rate Notes plus accrued interest to the date of redemption plus a “make-whole” premium if applicable.

Ralcorp will have a right to redeem the Floating Rate Notes, in an amount not less than 10% of the aggregate principal amount of the Floating Rate Notes then outstanding, in whole or in part, at any time and from time to time on or after August 15, 2013, at a redemption price equal to 100% of the principal amount of such Floating Rate Notes plus accrued interest to the date of redemption.

If Ralcorp experiences certain specified change of control events, each holder of Notes may require Ralcorp to repurchase all or a portion of its Notes at a purchase price of 100% of the principal amount of such Notes, plus accrued and unpaid interest and additional interest, if any, to the date of purchase.

The Notes will constitute unsubordinated indebtedness of Ralcorp and will rank equally with all other unsubordinated indebtedness of Ralcorp from time to time outstanding.

The Indenture contains covenants that limit Ralcorp’s ability and the ability of Ralcorp’s subsidiaries to, among other things: cause Ralcorp’s leverage ratio to exceed 3.5 to 1 at the end of any fiscal quarter, without paying additional interest, or cause Ralcorp’s leverage ratio to exceed 4 to 1, at the end of any fiscal quarter, or 3.5 to 1, for more than four successive fiscal quarters, in any case; cause Ralcorp’s consolidated adjusted net worth to fall below a specified amount; incur priority debt in an amount exceeding 20% of Ralcorp’s consolidated adjusted net worth; sell assets, including the stock of its subsidiaries; create certain liens; engage in transactions with affiliates; merge or consolidate with other entities; change the nature of its business; cause Ralcorp’s interest expense coverage ratio to be less than 2.75 to 1 at the end of each of its four fiscal quarters ending after the Closing Date; or violate foreign assets control regulations.  These covenants are subject to important exceptions and qualifications set forth in the Indenture, including that these covenants will not apply to the Notes until the later of (i) the consummation of the transactions contemplated by the Transaction Agreement and (ii) the assumption of the obligations thereunder by Ralcorp.

The Indenture provides for customary events of default, including failure to make required payments; failure to comply with certain agreements or covenants; failure to pay, or acceleration of, certain other material indebtedness; and certain events of bankruptcy and insolvency.  An event of default under the Indentures will allow either the trustee or the holders of not less than 51% in principal amount of the then outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.

The foregoing description of the Indenture, the Notes, the First Supplemental Indenture and the Second Supplemental Indenture is qualified in its entirety by reference to the Indenture (including the forms of notes included therein), the First Supplemental Indenture and the Second Supplemental Indenture, copies of which are included as Exhibits 4.1, 4.2 and 4.3 hereto and are incorporated herein by reference.

Term Loans

     On August 4, 2008, Kraft Foods Global, Inc. entered into a $100 million term loan facility with a maturity of 364 days (“Term Loan A-1”) and a $200 million term loan facility with an initial maturity of 364 days (“Term Loan A-2” and, together with Term Loan A-1, the “Term Loans”) that extends to five years upon the sale of an agreed upon portion of Term Loan A-2 by J.P. Morgan Securities Inc. and Banc of America Securities LLC, who served as Joint Bookrunners and Joint Lead Arrangers for both Term Loan A-1 and Term Loan A-2.  Splitco then assumed this indebtedness as part of the consideration for the contribution of the Post cereals business to Splitco.  Splitco subsequently merged with and into Ralcorp Mailman, which in turn merged with and into Ralcorp, with Ralcorp ultimately assuming both Term Loan A-1 and Term Loan A-2.  Ralcorp did not receive any of the proceeds from the Term Loans.  Upon assumption of the Term Loans, all existing and future material domestic subsidiaries of Ralcorp guaranteed payment of the Term Loans.  In addition, the Term Loans have been secured by a pledge of 65% of the capital stock of first-tier foreign subsidiaries held by Ralcorp or any guarantor.

At the election of Ralcorp, the Term Loans will bear interest at an annual rate equal to the one-, two-, three- or six-month (as selected by Ralcorp) LIBOR, as adjusted for statutory reserve requirements, plus a margin of from 0.75% to 1.75%, depending on Ralcorp’s leverage ratio. Alternatively, Ralcorp may elect for the interest rate to be the greater of (1) the prime rate, (2) the secondary market rate for three-month certificates of deposit (adjusted for statutory reserve requirements) plus 1%, and (3) the federal funds effective rate plus 0.5%, in each case plus a margin of from 0% to 0.5%, depending on Ralcorp’s leverage ratio.  The Term Loans are prepayable at the option of Ralcorp.

The Term Loan agreements contain covenants that limit Ralcorp’s ability and the ability of Ralcorp’s subsidiaries to, among other things: (i) cause Ralcorp’s leverage ratio to exceed 3.75 to 1, (ii) cause Ralcorp’s interest coverage ratio to fall below 3 to 1, (iii) sell assets, including the stock of its subsidiaries, (iv) create certain liens, (v) engage in transactions with affiliates, (vi) merge or consolidate with other entities or (vii) incur additional indebtedness.  These covenants and the others contained in the definitive documentation with respect to the Term Loans are subject to important exceptions and qualifications set forth in such documentation.  The Term Loans provide for customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay, or acceleration of, certain other material indebtedness and certain events of bankruptcy and insolvency.  Upon the occurrence of an event of default, the administrative agent may, and at the request of 51% in principal amount of lender commitments under Term Loan A-1 or Term Loan A-2, as applicable, shall cause the maturity of such Term Loan to be accelerated.  Certain events of bankruptcy and insolvency will cause the maturity of the Term Loans to be accelerated automatically.

The foregoing description of the Term Loans is qualified in its entirety by reference to the $100,000,000 Credit Agreement dated as of August 4, 2008 among Ralcorp, the Lenders party thereto, JPMorgan Chase Bank, N.A., Bank of America, N.A., J.P. Morgan Securities Inc. and Banc of America Securities LLC and the $200,000,000 Credit Agreement dated as of August 4, 2008 among Ralcorp, the Lenders party thereto, JPMorgan Chase Bank, N.A., Bank of America, N.A., J.P. Morgan Securities Inc. and Banc of America Securities LLC, copies of which are included as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Tax Allocation Agreement

               On August 4, 2008 Ralcorp, Kraft and Splitco entered into a Tax Allocation Agreement (the “Tax Allocation Agreement”) that  allocates (i) the responsibility for filing tax returns and preparing other tax-related information and (ii) the liability for payment and the benefit of refund or other recovery of taxes. The Tax Allocation Agreement also provides for certain additional representations, warranties, covenants and indemnification provisions relating to the preservation of tax-free treatment of the transactions contemplated by the Transaction Agreement.

Pre-Distribution/Post-Distribution Taxes.  The Tax Allocation Agreement governs the rights and obligations of Kraft, on the one hand, and Splitco and Ralcorp, on the other hand, with respect to taxes for both pre- and post-Distribution periods.  Under the Tax Allocation Agreement, Kraft is generally required to indemnify Ralcorp for any taxes attributable to all pre-Distribution periods, and Ralcorp will be required to indemnify Kraft for any taxes attributable to all post-Distribution periods.

Distribution–Related Taxes.  Ralcorp will generally be required to indemnify Kraft against any tax resulting from, or arising in connection with, the failure of the transactions to qualify for tax-free treatment (“Transaction Taxes”) to the extent that such tax is attributable to “Prohibited Acts” (described in the following paragraph) or breaches of other covenants or representations made by Ralcorp in the Tax Allocation Agreement. If Kraft should recognize gain on the Distribution for reasons not related to a Prohibited Act or a breach by Ralcorp of certain other covenants and representations, Kraft would be responsible for such taxes and would not be entitled to indemnification by Ralcorp under the Tax Allocation Agreement. If Kraft should recognize gain on the Merger, for reasons not related to a breach by Kraft of a representation or covenant, Kraft would generally be entitled to indemnification by Ralcorp under the Tax Allocation Agreement.

To preserve the intended tax-free treatment of the Distribution, for a two-year period following the date of the Distribution, Ralcorp will be restricted in its ability to do the following (each a “Prohibited Act”):

•	merge or consolidate with any other person;

•
undergo an ownership change of a 2% or greater interest (by vote or value) resulting from a combination of any of the following: (i) adoption, modification or amendment of any employee stock purchase agreement or equity compensation plan, (ii) entering into any negotiations, agreements, understandings or arrangements as determined under Section 355(e) of the Internal Revenue Code of 1986, as amended, in connection with transactions or events that may alone or in the aggregate result in one or more persons acquiring directly or indirectly any interest in Ralcorp stock or (iii) issuance of any stock (or any instrument convertible or exchangeable into stock), other than pursuant to employee equity grants that qualify under certain safe harbors regulations;

•	liquidate or partially liquidate;

•	discontinue the operations of the Post cereals business;

•	sell or transfer all or substantially all of the Post cereals business assets;

•
redeem or otherwise repurchase any of its shares in a manner contrary to Internal Revenue Service guidelines or in any manner contrary to the tax representations made by Ralcorp/Splitco in any tax opinion or private letter ruling; or

•	amend its certificate of incorporation (or other organizational documents), or take any other action, affecting the relative voting rights of its separate classes of stock.

Ralcorp will be permitted to take any of the actions described above if Ralcorp receives the prior written consent of Kraft, not to be unreasonably withheld or delayed, or provides Kraft with a supplemental ruling from the IRS (or, if in the second year following the date of the Distribution, a supplemental tax opinion at Ralcorp’s election) to the effect that a Prohibited Act would not adversely affect the intended tax-free treatment of the Distribution. If Ralcorp takes any of the Prohibited Acts and such acts result in tax-related losses to Kraft, then Ralcorp generally will be required to indemnify Kraft for such losses, without regard to whether Kraft has given Ralcorp prior consent.

Transfer Taxes.  Ralcorp will be liable for and will indemnify Kraft for any transfer taxes incurred in connection with certain aspects of the transactions that would be recoverable by Ralcorp or any of their subsidiaries. All other transfer taxes will be shared equally by Kraft and Ralcorp.

Tax Benefit.  Kraft and its affiliates are entitled to any tax loss, deduction, credit or refund (“tax benefits”) of any member of the Splitco group arising in the pre-Distribution period. All tax benefits of Kraft and its affiliates arising in the post-Distribution period relating to Splitco will be for the account of Splitco and its subsidiaries. The party responsible for any Transaction Taxes is entitled to the economic benefit of any tax benefit of such Transaction Taxes.

Tax Contests.  Kraft and Ralcorp agree to notify the other in writing upon becoming aware of any pending or threatened audit, review, examination or any other administrative or judicial proceeding (“tax contests”) concerning any tax return for which the other may be liable under the Tax Allocation Agreement.  Kraft controls any tax contest relating to a tax return for which it is responsible for preparing and filing, all transfer taxes, all Transaction Taxes assessed against Kraft, and the tax treatment of the transactions and the transfer of certain non-U.S. assets to Ralcorp. Ralcorp and Splitco control any tax contest relating to a tax return for which it is responsible for preparing and filing, all Transaction Taxes assessed against either Splitco or Ralcorp, under certain conditions the tax treatment of the Merger, and all taxes recoverable by Ralcorp or its affiliates.

Cooperation.  Kraft, Splitco and Ralcorp agree to cooperate with all reasonable requests in connection with the preparation and filing of tax returns and tax contests. This cooperation includes the retention of tax related records and the execution of any document necessary or helpful in connection with a tax contest.

The description of the terms of the Tax Allocation Agreement is qualified in all respects by reference to the Tax Allocation Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Second Amendment to Note Purchase Agreements

        Effective August 4, 2008 Ralcorp entered into a Second Amendment to the Note Purchase Agreements dated as of July 9, 2008 to the Note Purchase Agreements dated as of May 22, 2003 and with the holders of Ralcorp’s outstanding private placement notes, (the “Second Amendment”).  The Second Amendment amended the language of the Note Purchase Agreements to clarify that the holders of indebtedness assumed by Ralcorp as part of the acquisition of the Post cereals business would stand pari passu in priority with other existing senior debt of Ralcorp and clarified that holders of Ralcorp’s outstanding private placement notes would be entitled to any guarantee or pledge given in any of the indebtedness incurred or assumed by Ralcorp in the future, including the indebtedness assumed by Ralcorp as part of the acquisition of the Post cereals business.  The Second Amendment’s effectiveness was contingent upon the completion of certain transactions in connection with the acquisition on the Post cereals business, which have now been completed.

       The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is included as Exhibit 10.4 and incorporated herein by reference.

Item 2.01.    Completion of Acquisition or Disposition of Assets

                On the Closing Date, pursuant to the Transaction Agreement, Splitco merged within and into Ralcorp Mailman (the “Merger”) and Ralcorp Mailman merged with and into Ralcorp, with Ralcorp as the surviving entity.  Pursuant to the Transaction Agreement, each issued and outstanding share of Splitco was converted into the right to receive one share of Ralcorp common stock.  Ralcorp issued an aggregate of 30,466,805 shares of Ralcorp common stock and former holders of Splitco common stock received cash in lieu of factional shares.  Pursuant to the Transaction Agreement, Ralcorp became the obligor on the Notes, which were issued by Splitco, as more fully discussed in Item 1.01 above and $300 million indebtedness in the form of Term Loans as more fully discussed in Item 1.01 above.

As a result of the transactions discussed above, Ralcorp acquired the assets and liabilities of the Post cereals business and became the obligor on the Term Loans and the Notes.  Immediately following the Merger, pre-Merger holders of Splitco common stock held approximately 54% of Ralcorp common stock and pre-Merger shareholders held approximately 46% of Ralcorp common stock on a fully diluted basis. The description of the terms of the Transaction Agreement is qualified in all respects by reference to the Transaction Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  On August 4, 2008, Ralcorp issued a press release announcing, among other things, the completion of the Merger.

The information provided in Item 1.01 of this Form 8-K (excluding the description of the Second Amendment) is hereby incorporated into this Item 2.01.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided above under “Indenture” in response to Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01       Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired

The financial statements of the Post cereals business required by this item are filed herewith as Exhibit 99.1 and are incorporated herein by reference.

(b)           Pro Forma Financial Information

The pro forma financial information required by this item is filed herewith as Exhibit 99.2 and incorporated herein by reference.

(d)           Exhibits

2.1
RMT Transaction Agreement dated November 15, 2007, between Kraft Foods Inc., Cable Holdco, Inc, Ralcorp Holdings, Inc. and Ralcorp Mailman LLC (Incorporated by reference to Exhibit 2.1 to Ralcorp’s Current Report on Form 8-K filed on November 20, 2007 (File No. 001-12619)).

4.1           Indenture, dated August 4, 2008, between Cable Holdco, Inc. and Deutsche Bank Trust Company Americas, as trustee.

4.2           First Supplemental Indenture, dated August 4, 2008, by and between Ralcorp Mailman LLC and Deutsche Bank Trust Company     Americas.

4.3           Second Supplemental Indenture, dated August 4, 2008, by and between Ralcorp Holdings, Inc. and Deutsche Bank Trust Company Americas.

10.1         $100,000,000 Credit Agreement dated as of August 4, 2008 among Ralcorp Holdings, Inc., the Lenders party thereto, JPMorgan Chase Bank, N.A., Bank of America, N.A., J.P. Morgan Securities Inc. and Banc of America Securities LLC.

10.2     $200,000,000 Credit Agreement dated as of August 4, 2008 among Ralcorp Holdings, Inc., the Lenders party thereto, JPMorgan Chase Bank, N.A., Bank of America, N.A., J.P. Morgan Securities Inc. and Banc of America Securities LLC.

10.3	Tax Allocation Agreement dated as of August 4, 2008 between Kraft Foods Inc., Cable Holdco, Inc. and Ralcorp Holdings, Inc.

10.4         2nd Amendment to Note Purchase Agreement dated as of July 9, 2008 to Note Purchase Agreements dated as of May 22, 2003 and Series A, B, C, D, E, F, G, H, I and J Senior Notes.

23.1         Consent of Independent Registered Public Accounting Firm.

99.1         Financial Statements of the Business Acquired.

99.2         Unaudited Pro Forma Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALCORP HOLDINGS, INC.
(Registrant)
Date:	August 8, 2008	By: /s/ T. G. Granneman
T. G. Granneman
Duly Authorized Signatory and
Chief Accounting Officer

EXHIBITS

Exhibit
Number                                Description

2.1
RMT Transaction Agreement dated November 15, 2007, between Kraft Foods Inc., Cable Holdco, Inc, Ralcorp Holdings, Inc. and Ralcorp Mailman LLC (Incorporated by reference to Exhibit 2.1 to Ralcorp’s Current Report on Form 8-K filed on November 20, 2007 (File No. 001-12619)).

4.1	Indenture, dated August 4, 2008, between Cable Holdco, Inc. and Deutsche Bank Trust Company Americas, as trustee.

4.2	First Supplemental Indenture, dated August 4, 2008, by and between Ralcorp Mailman LLC and Deutsche Bank Trust Company Americas.

4.3           Second Supplemental Indenture, dated August 4, 2008, by and between Ralcorp Holdings, Inc. and Deutsche Bank Trust Company Americas.

10.1         $100,000,000 Credit Agreement dated as of August 4, 2008 among Ralcorp Holdings, Inc., the Lenders party thereto, JPMorgan Chase Bank, N.A., Bank of America, N.A., J.P. Morgan Securities Inc. and Banc of America Securities LLC.

10.2         $200,000,000 Credit Agreement dated as of August 4, 2008 among Ralcorp Holdings, Inc., the Lenders party thereto, JPMorgan Chase Bank, N.A., Bank of America, N.A., J.P. Morgan Securities Inc. and Banc of America Securities LLC.

10.3	Tax Allocation Agreement dated as of August 4, 2008 between Kraft Foods Inc., Cable Holdco, Inc. and Ralcorp Holdings, Inc.

10.4         2nd Amendment to Note Purchase Agreement dated as of July 9, 2008 to Note Purchase Agreements dated as of May 22, 2003 and Series A, B, C, D, E, F, G, H, I and J Senior Notes.

23.1         Consent of Independent Registered Public Accounting Firm.

99.1         Financial Statements of the Business Acquired.

99.2         Unaudited Pro Forma Financial Information.